Exhibit 99.1

For release:  October 23, 2013

Contact:  Gerald Coggin, Sr. V.P. Corporate Relations

Phone:  (615) 890-2020

NHC Announces Renewal of $75 Million Credit Line

Murfreesboro, Tennessee - National HealthCare Corporation (NYSE MKT:  NHC, NHC.PRA), one of the nation’s leading operators of long-term health care and assisted living facilities, announced today that it has renewed its one year $75 million line of credit with Bank of America.

Robert Adams, CEO, stated: “We are pleased to complete our 6th amendment to our Credit Agreement with Bank of America.   The continued financial flexibility provided by this renewed credit line adds further momentum to our strategy of expanding our continuum of post-acute care services in our key Integrated Care Markets including assisted living, skilled nursing, homecare and hospice.”

About NHC

NHC affiliates operate for themselves and third parties 68 long-term health care centers with 8,803 beds.  NHC affiliates also operate 38 homecare programs, five independent living centers and 15 assisted living communities.  NHC’s other services include Alzheimer’s units, long-term care pharmacies, hospice, a rehabilitation services company, and providing management and accounting services to third parties. Other information about the company can be found on our web site at www.nhccare.com.

Forward-Looking Statements

 This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release are forward-looking statements.  All forward-looking statements speak only as of the date of this press release.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of NHC and its respective affiliates to be materially different from any future results, performance, achievements, and transactions.  Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission.  The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.